040105

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske (signature)	20170070143-65
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 02/16/2017 12:26 PM
	Entity Number E0078422017-5

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: Virtue Resources Corporation

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: Vcorp Services, LLC
Name

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Street Address — City — Nevada — Zip Code

Mailing Address (if different from street address) — City — Nevada — Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:* 500,000,000 — Par value per share: $ .001 — Number of shares *without par value:* -0-

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) Low Koon Poh
Name
No. 30, Jalan SS 22/7, Damansara Utama,47400 Petaling Jaya, Selangor, Malaysia
Street Address — City — State — Zip Code

2) Willy Chan Foo Weng
Name
20 Jalan Kenyalang 11/7A, Kota Damansara, 47810 Petaling Jaya, Selangor, Malaysia
Street Address — City — State — Zip Code

5. Purpose: (optional; required only if Benefit Corporation status selected)

The purpose of the corporation shall be:

6. Benefit Corporation: (see instructions) [ ] Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

Laura Curtin
Name

X (signature)
Incorporator Signature

25 Robert Pitt Drive, Suite 204 — Monsey — NY — 10952
Address — City — State — Zip Code

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X (signature)
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

02/15/2017
Date

This form must be accompanied by appropriate fees.